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                                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

                                                                             OTHER NAME, IF ANY,
                                     STATE OR OTHER JURISDICTION             THAT THE SUBSIDIARY
NAME                                     OF INCORPORATION                    DOES BUSINESS UNDER
Galt Alloys, Inc                           Ohio

NATI Gas Company                           Ohio

New Century Metals, Inc                    Ohio

RMI Metals, Inc.
  (DBA Micron Metals, Inc.)                Utah

RMI Titanium Company                       Ohio

RTI Energy Systems, Inc.                   Ohio

RMI International Metals Limited           United Kingdom

TRADCO, Inc.                               Missouri

Weld-Tech Engineering Services, L.P.       Texas